UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

TKO GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41797	92-3569035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Fifth Avenue, 7th Floor
New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-558-8333

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TKO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2026 (the “Closing Date”), TKO Worldwide Holdings, LLC (“TKO Holdings”) (f/k/a UFC Holdings, LLC), an indirect subsidiary of TKO Group Holdings, Inc. (the “Company” or “TKO”), entered into an amendment (the “Credit Agreement Amendment”) to the First Lien Credit Agreement, dated as of August 18, 2016, among TKO Guarantor, LLC (f/k/a UFC Guarantor, LLC), as holdings, TKO Holdings, as borrower, Goldman Sachs Bank USA, as administrative agent, and the lenders party thereto (as previously amended and/or restated, the “Existing Credit Agreement” and, as further amended by the Credit Agreement Amendment, the “Credit Agreement”). All defined terms used in this Current Report on Form 8-K that are not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.

The Credit Agreement Amendment amended the Existing Credit Agreement to, among other things, (i) provide for an additional $900.0 million first lien term loan (the “Incremental Term Loan”) as a fungible increase to the existing first lien secured term loans, (ii) upsize the revolving credit facility under the Existing Credit Agreement to $350.0 million (the “Upsized Revolving Credit Facility”) and (iii) make certain other changes to the Existing Credit Agreement.

The Incremental Term Loan will bear interest at a variable interest rate equal to either, at the option of TKO Holdings, Term SOFR or the ABR plus, in each case, an applicable margin. SOFR term loans accrue interest at a rate equal to Term SOFR plus 2.00%, with a SOFR floor of 0.00%. ABR term loans accrue interest at a rate equal to (i) the highest of (a) the Federal Funds Effective Rate plus 0.5%, (b) the prime rate in effect for such day, and (c) Term SOFR for a one-month interest period plus (ii) 1.00%, with an ABR floor of 1.00%. The Incremental Term Loan has the same amortization schedule as the existing first lien term loans, amortizing at 1% per annum, and matures on November 21, 2031.

The loans made pursuant to the Upsized Revolving Credit Facility will bear interest at a variable interest rate equal to either, at the option of TKO Holdings, Term SOFR or the ABR plus, in each case, an applicable margin. SOFR revolving loans accrue interest at a rate equal to Term SOFR plus 1.50%-1.75%, depending on the First Lien Leverage Ratio (as defined in the Credit Agreement), with a SOFR floor of 0.00%. ABR revolving loans accrue interest at a rate equal to (i) the highest of (a) the Federal Funds Effective Rate plus 0.5%, (b) the prime rate in effect for such day, and (c) Term SOFR for a one-month interest period plus (ii) 0.50%-0.75%, with an ABR floor of 1.00%. The Upsized Revolving Credit Facility matures on September 15, 2030.

On the Closing Date, TKO Holdings borrowed the full $900.0 million of the Incremental Term Loan, the proceeds of which are intended to be used (i) for general corporate purposes, including to fund share repurchases under the previously announced Share Repurchase Program (as defined below), including the accelerated share repurchase program and 10b5-1 trading plan (each as described further in Item 8.01 of this Current Report on Form 8-K), and any other purpose not prohibited by the Credit Agreement and (ii) to pay fees, costs and expenses in connection with the Credit Agreement Amendment.

Certain of the parties to the Credit Agreement and/or their respective affiliates have engaged in, and may in the future engage in, investment banking, advisory roles and other commercial dealings in the ordinary course of business with the Company and/or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On March 10, 2026 the Company issued a press release announcing that it had entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Morgan Stanley & Co. LLC (the “Dealer”) to repurchase $800.0 million of shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), as part of the Company’s previously announced $2.0 billion share repurchase program (the “Share Repurchase Program”). The full text of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference. The Company has also entered into a 10b5-1 trading plan for the repurchase of up to $200.0 million of its Class A Common Stock (the “10b5-1 Plan”), which repurchases are to commence once transactions under the ASR Agreement are completed.

Under the ASR Agreement, on March 11, 2026 the Company will pay $800.0 million to the Dealer, and the Company expects to receive an initial delivery of 3,136,179 shares of Class A common stock. The total number of shares to be repurchased by the Company pursuant to the ASR Agreement will be based on the volume-weighted average price of Class A Common Stock on specified dates during the term of the ASR Agreement, less a discount, and subject to customary adjustments pursuant to the terms and conditions of the ASR Agreement. Transactions under the ASR Agreement are expected to be completed by June 2026 and, as described under Item 1.01 of this Current Report on Form 8-K, the Company intends to fund the share repurchases under the ASR Agreement and the 10b5-1 Plan with proceeds from the Incremental Term Loan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Fourteenth Amendment, dated as of March 10, 2026, to the First Lien Credit Agreement, dated as of August 18, 2016, among TKO Guarantor, LLC, as holdings, TKO Worldwide Holdings, LLC, as borrower, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.

99.1	Press Release, dated March 10, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. TKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. All statements in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the expected uses of proceeds from Credit Agreement Amendment, transactions under the ASR Agreement and the expected completion of repurchases thereunder, transactions under the 10b5-1 Plan and the expected amount and commencement of repurchases thereunder, and the expected remaining amount and timing of completion of repurchases under the Share Repurchase Program. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “contemplates,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. Any such forward-looking statement represents management’s expectations as of the date of this filing. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including but not limited to the important factors discussed in Part I, Item 1A “Risk Factors” in TKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as any such factors may be updated from time to time in TKO’s other filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov and TKO’s Investor Relations site at investor.tkogrp.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, TKO undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TKO GROUP HOLDINGS, INC.

Date: March 10, 2026	By:	/s/ Andrew Schleimer
	Name: Title:	Andrew Schleimer Chief Financial Officer